UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2004

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by Planar Systems, Inc. on January 5, 2004.

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 5, 2004, Planar Systems, Inc. (the “Company”) issued a press release announcing its expectations as to sales and net income for the quarter ended December 26, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 5, 2004.

PLANAR SYSTEMS, INC.
(Registrant)

/s/ Steve Buhaly Steve Buhaly
Vice President and
Chief Financial Officer